UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                    September 22, 2009 (September 16, 2009)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

     Delaware                     000-16299                    13-3054685
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 (State or other                 (Commission                 (I.R.S. Employer
 jurisdiction of                 File Number)              Identification No.)
  incorporation)

 71 Stevenson St., Suite 400, San Francisco, CA                   94105
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   (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (650) 931-0500



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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

ITEM 1.01         Entry into a Material Definitive Agreement.

         On September 18, 2009, ANTs software inc. (the "Company") entered into an agreement with Constantin Zdarsky, an existing investor and warrant holder, in which his 3,002,150 Common Stock Warrants were cancelled and the Company granted a new warrant to purchase up to 1,050,752 shares of Series A Preferred Stock of the Company at a per share exercise price of $1.00 and exercisable through April 30, 2010 (the "Preferred Stock Warrant"). The Company also granted a new Common Stock Warrant to purchase up to 7,502,151 shares of Common Stock of the Company at a per share price of $0.40 and exercisable through January 1, 2014 ("Common Stock Warrant"). Pursuant to the agreement, Mr. Zdarsky committed to serially exercise his purchase right under the Preferred Stock Warrant with respect to all 1,050,752 shares of Series A Preferred Stock as follows: 250,000 warrants by September 22, 2009, 250,000 warrants by December 31, 2009, 250,000 warrants by February 28, 2010 and 300,752 warrants by April 30, 2010.


Item 3.02         Unregistered Sales of Equity Securities.

         Constantin Zdarsky qualifies as an accredited investor as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "1933 Act"). The shares underlying the Common Stock Warrant and the Preferred Stock Warrant issued by the Company to Mr. Zdarsky, as well as the shares of Common Stock underlying the Series A Preferred Stock, have not been registered under the Act. The offer and sale of these shares and the shares underlying the Preferred Stock by the Company to Mr. Zdarsky was made in connection with the conversion of certain promissory notes and is exempt from the registration requirements of the Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. This current report is neither an offer to sell, nor a solicitation of offers to purchase securities.

ITEM 5.03         Amendments to Articles of Incorporation.

         On September 16, 2009, the Company filed a Certificate of Designation with the Delaware Secretary of State to amend its Articles of Incorporation and designate twelve million (12,000,000) shares of Preferred Stock as Series A Preferred Stock with a par value of $0.0001 per share. This new class of securities is subject to a non-cumulative, preferential dividend of $0.05 per share per annum, as and if declared by the Board of Directors.

ITEM 9.01         Exhibits.

(d)      Exhibits

         3(i) Certificate of Designation as filed with the Delaware Secretary of State


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ANTs software inc.


Date: September 22, 2009             By:      /s/       Joseph Kozak
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                                              Joseph Kozak, President and Chief
                                              Executive Officer

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